RAIKE FINANCIAL GROUP, INC.
REGISTERED REPRESENTATIVE/INDEPENDENT CONTRACTOR AGREEMENT

	THIS RAIKE FINANCIAL GROUP, INC. REGISTERED
REPRESENTATIVE/INDEPENDENT CONTRACTOR AGREEMENT (this
"Agreement") is made this _____ day of _____, _____ to be effective as of the _____ day of ______,_____(the
"Effective Date"), by and between RAIKE FINANCIAL GROUP,
INC., a Georgia corporation (the "Company"), and
____________ ("Independent Contractor").

	WHEREAS, the Company is registered as a securities
Broker-Dealer with the Securities and Exchange Commission
(the "SEC"), is a member of the National Association of Securities Dealers, Inc. (the "NASD"), and conducts a retail-securities business; and

	WHEREAS, Independent Contractor is registered with the NASD as a "Registered Representative" (NASD Series 7) and desires to conduct securities brokerage through and on behalf of the Company as an independent contractor to the Company; and

	NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	Engagement of Independent Contractor-

(a)	The company hereby engages Independent
Contractor as Registered Representative
of the Company for a period of time
commencing as of the Effective Date and
ending at such time as Independent
Contractor's engagement hereunder is
terminated pursuant to the terms hereof.
(b)	Independent Contractor shall serve under
this Agreement as an independent
contractor, and nothing contained in
this Agreement shall be construed to
create the relationship of employee and
employer between Independent Contractor
and the Company.  Nothing contained in
this agreement is to be construed to
make Independent Contractor the agent or legal representative of the Company for any purpose, and the Independent
Contractor does not have the right,
power, or authority whatsoever to
assume, create or incur any obligation
or responsibility for or on behalf of
the Company, or to bind the Company in
any manner whatsoever, except as herein
expressly provided.  Independent
Contractor covenants that it shall not
represent, at any time, either orally or in writing, to anyone that it has any right, power or authority not expressly granted to it by this Agreement.

2.	Company Compliance/Written Supervisory
Procedures.

(a)	Independent Contractor will comply with
all applicable laws and regulations of
federal and state governmental and
regulatory agencies, including, but not
limited to compliance with both the
Statement of Policy of the Securities
and Exchange Commission and the Rules of
Fair Practice of the National
Association of Securities Dealers.
(b)	Independent Contractor will comply with
all applicable Company policies and
procedures as established, from time to
time, by the Company.  The Company's
Registered Representative's Compliance
Manual (the "Manual") contains the
Company's internal rules and policies
and references the rules and regulations
of various regulatory authorities.
Copies of the Manual are located at the
Company's corporate offices and have
previously been provided to Independent
Contractor.  Independent Contractor, by
his execution of this agreement, hereby
represents and warrants that he has read
and understands the Manual and covenants
and agrees to abide by its terms.
(c)	Independent Contractor agrees that,
except in accordance with the published
policy of the Company, or alternatively
upon receipt of written approval from
the Company, that for so long as I
remain a registered representative of
the Company, I will not conduct or
engage in any securities business, in
any capacity, through or on behalf of
any other entity other than the Company.
(d)	Independent Contractor agrees to
subscribe for pay any charges applicable to a security broker errors and omissions liability policy as required by the Company.

3.	Benefits/Personnel Policies.

(a)	Independent Contractor shall not be
entitled to participate in any profit
sharing or pension retirement plan,
vacation, holiday pay, sick pay,
insurance coverage, or other benefits
intended for the Company's employees.
While acting within the scope of his
engagement hereunder, Independent
Contractor's conduct shall be
businesslike and professional as is
appropriate for a person in his
position, and Independent Contractor
shall at all times and in all respects
perform this Agreement as complies with
good and lawful business and ethical
practices.
(b)	Independent Contractor understands and
agrees that he is responsible for all
federal and state income taxes and
assessments imposed by the Internal
Revenue Service and or any State
Department of Taxation or the like, that he is responsible for all self-employment taxes, and that he is responsible for the accurate reporting of all income and remuneration received as an Independent Contractor for the Raike Financial Group.



4.	Commissions.

Independent Contractor shall be compensated by the Company exclusively pursuant to the schedule of rates and changes attached hereto as Schedule A, and otherwise as follows: Independent Contractor shall be paid no later than the 10th calendar day of each month with respect to transactions effectuated by Independent Contractor and
"Settled" (as defined below) during the
previous calendar month.  Independent
Contractor understands that his right to earn a commission with respect to any transaction effectuated by Independent
Contractor does not arise until such time as transaction is "Settled," Meaning: (I) such commission income is generated and remitted to the Company by its clearing agent, and
(ii) the Company receives confirmation of cleared funds with respect to such commissions. On a monthly basis, the company shall furnish Independent Contractor with an itemized statement showing the commissions owed Independent Contractor for the previous calendar month, and an itemized accounting of all expenses deducted therefrom, such expenses to include but not be limited to the expenses set forth on Schedule A attached hereto.

5.	Customer Complaints/Regulatory Inquiries.

(a)	Independent Contractor shall promptly
inform the Company of any customer
complaints (whether written or oral),
lawsuits, arbitrations and/or any
inquiry by any regulatory authority,
including the SEC or the NASD
(collectively referred to herein as
"Complaints") naming or involving the
Company or Independent Contractor, or
any person working at, conducting
business for, or associated with the
Company, with respect to which
Independent Contractor becomes aware or
has knowledge.
(b)	Independent Contractor agrees that the
Company is authorized to direct and
control the strategy to be employed with respect to responding to, defending or otherwise handling Complaints, including whether to offer a settlement and the amount of or other particulars with respect to such settlement, and may otherwise resolve Complaints in such manner as the company deeds appropriate.
Without limiting Independent
Contractor's indemnity obligations set
forth in Section 11 hereof, any payment
made or expense incurred (including
attorney's fees, costs, forum fees, and
filing fees) by the Company in
connection with investigating,
responding to, or handling a Complaint,
including any settlement thereof,
involving or otherwise attributable to
Independent Contractor (collectively,
"Complaint Expenses") shall be paid by
the Contractor and the Contractor shall
hereby indemnify the Company for such
Complaint Expenses, whether or not the
Independent Contractor continues to be
associated with the Company.  The
company is hereby authorized by the
Independent Contractor to deduct such
Complaint Expenses from any commissions
due Independent Contractor pursuant to
Section 4 hereof, and Independent
Contractor shall not be paid any further commissions until such time as all Complaint Expenses have been satisfied from such commissions. The Company's conduct in investigating, responding to, defending or otherwise handling any
Complaint and deducting any Complaint
Expenses from Independent Contractor's
commissions shall, in absence of a
showing by Independent Contractor of the Company's fraud or bad faith, conclusively be deemed to have been appropriate, reasonable, in good faith and in accordance with the terms and intent of this Agreement, it being the intent of the parties hereto that this provision shall not require the company to prove the legal validity of any Complaint in order to recover any Complaint Expenses form Independent
Contractor hereunder.

6.	Representations and Warranties of Independent
Contractor.

Independent Contractor represents and warrants to the Company as follows:

(a)	That he is duly licensed as a
"Registered Representative" with the
NASD and is not currently and has never
been subject to a suspension or
limitation on his ability to serve as a
Registered Representative; that he has
not previously been the subject of any
investigation by any regulatory
authority for violations of securities
laws or industry rules; and that he has
not had any registration or license
suspended, nor has he been fined, by the
NASD, the SEC, any State, or any other
applicable regulatory authority for
violations of securities laws;
(b)	That he is fully familiar with, and has
working knowledge of, all the rules,
regulations, constitutions and by-laws
and statutes of all regulatory
authorities which regulate securities
markets, brokers and dealers, exchanges
and clearing houses (collectively
referred to hereafter as the "Applicable
Rules"), and that, during the term
hereof, he will fully comply therewith;
(c)	That no representations, warranties,
assurances or statements by Independent
Contractor in this Agreement and no such statement contained in this document, certificates, or other writings furnished or to be furnished by Independent Contractor to the Company or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order or make the statements herein or therein not misleading.

7.	Covenants of Independent Contractor.

Independent Contractor covenants and agrees as follows:

(a)	Independent Contractor covenants and
agrees that he shall not accept any
purchase or sale transaction unless
sufficient funds, equity or securities
to consummate such transaction are in
the account for which the order is
taken, nor shall Independent Contractor
commingle funds or securities purchases
from or for investors with Independent
Contractor's own funds or securities
purchases, whether in a personal,
business, trust, or special account;
(b)	Independent Contractor covenants and
agrees that he shall not, at any time
during the term of this Agreement, be in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree or nay other requirement of any governmental body, agency, or authority or court binding on Independent Contractor, or any other
Applicable Rule, as currently instituted or as hereafter may be promulgated from time-to-time.

8.	Non-Solicitation.

Independent Contractor agrees that, during the term of his engagement as an independent contractor hereunder, and for one (1) year thereafter, Independent Contractor will not solicit for employment, directly or through or on behalf of any other party, any persons who are then employees of the Company, or induce or attempt to induce the termination of any such person's employment with the Company.

9.	Confidentiality and Nondisclosure.

Independent Contractor acknowledges and agrees that, during the term of this Agreement, he will have access to trade secrets and other confidential information unique to the Company's business and that the disclosure or unauthorized use of such trade secrets or confidential information by Independent Contractor will injure the Company's business. Therefore, Independent
Contractor agrees that he will not, at any time during the term of this agrees that he will not, at any time during the term of this Agreement and for ten (10) years thereafter, use, reveal or divulge any Confidential Information (as defined herein). For purposes of this Section, "Confidential Information" shall mean information which is confidential and constitutes a valuable asset of the Company by reason of the material investment of the Company's time and/or money in the production of such information including, but not limited to, trade secrets, lists of actual or potential customers or suppliers, financial data, a formula, pattern, compilation, program, device, method, technique and business plans.
Independent Contractor also agrees, upon termination of his engagement as an Independent
Contractor hereunder, to return any and all documents in his possession which are owned by the Company or which contains Confidential
Information.

10.	Term and Termination.

This agreement shall be terminable at any time, with or without cause, by either party hereto upon five (5) days prior written notice to the other party hereto; provided, however, that in the event of a material breach by Independent
Contractor of this Agreement, this Agreement may be terminated immediately by the Company upon written notice to Independent Contractor.



11.	Indemnification.

Independent Contractor agrees to indemnify, reimburse, defend and hold harmless the Company, and each of its directors, officers, employees, affiliates, agents, representatives, successors, and assigns, from and against any and all claims, losses, costs, deficiencies, damages, consequential damages, penalties, and liabilities incurred, and all expenses including, but not limited to, attorney's fees and disbursements arising out of or otherwise with respect to (i) any breach or inaccuracy of any representation or warranty of Independent Contractor set forth in this Agreement or in any other document, instrument or agreement delivered pursuant hereto, (ii)any breach of or noncompliance by Independent Contractor with any covenant or agreement of Independent Contractor set forth in this Agreement, (iii)any other breach by the Independent Contractor of this Agreement, and
(iv)any cost, expense, charge, or disbursement of any kind incurred by the Company as a result of any actions or inaction by a client serviced by the Independent Contractor or whose account is handled by the Independent Contractor, including customer reneges, unsecured debit losses and other transactional losses.

12.	Assignability/Entire Agreement.

No rights, duties, or obligations under this Agreement shall be assignable by Independent
Contractor without the prior written consent of the Company. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. Other than as specifically provided herein, it may only be amended by an agreement in writing signed by each of the parties hereto.

13.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses set forth on Schedule B attached hereto
(or to such other address as any party hereto my have furnished to the other by written notice given in accordance herewith).

14.	Arbitration/Applicable Law.

Other than as specifically provided in Section 15 below, the parties agree that any dispute between them shall be settled by arbitration by the NASD in accordance with NASD Code of Arbitration
Procedure. Any such arbitration hearing shall be held in Atlanta, Georgia, with the parties hereto splitting evenly all forum fees associated with such arbitration. This Agreement has been negotiated, drafted, and executed in the State of Georgia, and will be performed within the State of Georgia. Accordingly, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflict of law principles.

15.	Specific Performance/Injunctive Relief.

Independent Contractor acknowledges that remedies at law for any actual or threatened breach by it of the covenants set forth in Sections 8 and 9 of this Agreement would be in adequate and that the Company shall be entitled to specific performance of such covenants or injunctive relief against activities in violation of aid covenants, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ, or order, in addition to any damages and legal expenses (including attorneys' fees) which the company may be legally entitled to recover, which may be sought in any court of law having jurisdiction to afford such relief, and Independent Contractor hereby consents to such relief being issued against it. The parties hereto acknowledge and agree that any such recourse to a court of law shall not be deemed a waiver or modification of the arbitration provisions of Section 14 above. The Company and Independent Contractor acknowledge that the covenants contained in Section 8 and 9 of this Agreement shall be construed as agreements independent of any provision of this or any other contract between the Company and Independent
Contractor, and that the existence of any claim or cause of action by a party hereto against the other party hereto, whether predicated upon this or any other contract, shall not constitute a defense to the enforcement by the Company of said covenants.

16.	Invalidity of any Provisions.

It is the intention of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible by the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to confirm with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. The parties further agree to alter the balance of this Agreement I order to render the same valid and enforceable.

17.	Survival/Waiver.

The provisions of Sections 8, 9 and 11 of this Agreement shall survive the termination of this Agreement. No waiver of any breach of this Agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any agreement or provision herein contained. No extension of time for performance of any obligation or acts shall be deemed an extension of time for performance of any other obligations or acts.

18.	Responsibility for Compliance with Law.

Nothing in this Agreement shall be interpreted as relieving Independent Contractor from his obligations to comply with all applicable laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, and the Rules and Regulations promulgated thereunder, the laws of the States in which Independent Contractor is registered or licensed, and the rules, regulations, interpretations and directives issued by the NASD or the SEC or any other securities exchanges.


IN WITNESS THEREOF, the undersigned have caused this Agreement to be executed as of the date first written above:


						"The Company"

						RAIKE FINANCIAL GROUP, INC.

						By:_______________________

						Name:_____________________

						Title:____________________




						"Independent Contractor"

						By:_______________________

						Name:_____________________

						Title:____________________